EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Orange County Bancorp, Inc. Announces Record Third Quarter Results:
•
Net income for Q3 2022 reached a quarterly record $7.9 million, an increase of $2.3 million, or 40.8%, from net income of $5.6 million for Q3 2021, driven primarily by increased net interest income during the quarter

•	Total assets increased $225.8 million, or 10.5%, to $2.4 billion at September 30, 2022 from $2.1 billion at December 31, 2021
•	Total loans grew $256.3 million, or 19.8%, to $1.5 billion at September 30, 2022 from $1.3 billion at December 31, 2021
•	Total deposits reached $2.2 billion at September 30, 2022, as compared to $1.9 billion at December 31, 2021, an increase of $273.2 million, or 14.3%
•	Provision for loan losses of $2.1 million for Q3 2022 grew from $1.0 million during Q3 2021 due primarily to continued strong loan growth
•	Net interest margin for Q3 2022 rose 54 basis points, or 17.1%, to 3.70% from 3.16% for Q3 2021
•	Annualized return on average assets of 1.32% for the three months ended September 30, 2022 increased 25 basis points, or 23.4%, versus the same period in 2021
•	Annualized return on average equity of 20.71% for the three months ended September 30, 2022 increased 726 basis points, or 54%, versus the same period in 2021
•	Trust and asset advisory business revenue of $2.3 million for the three months ended September 30, 2022 fell $150 thousand, or 6%, from $2.4 million versus the same period in 2021

MIDDLETOWN, N.Y., October 25, 2022 – Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Company, (the “Bank”) and Hudson Valley Investment Advisors, Inc. (“HVIA”), today announced net income of $7.9 million, or $1.40 per basic and diluted share, for the three months ended September 30, 2022.  This compares with net income of $5.6 million, or $1.06 per basic and diluted share, for the three months ended September 30, 2021.  The increase in net income was primarily due to a $5.5 million increase in net interest income during the quarter resulting from strong loan growth and yield increases in the current rising interest rate environment, partially offset by increases in non-interest expense and provision for loan losses related primarily to loan growth.
Book value per share declined $8.29, or 25.6%, from $32.43 at December 31, 2021 to $24.14 at September 30, 2022.  Tangible book value per share decreased $8.25, or 26.5%, from $31.18 at December 31, 2021, to $22.93 at September 30, 2022 (see also “Non-GAAP Financial Measure” section for reconciliation).  These decreases are the result of changes in market value associated with the available-for-sale investment portfolio, which continues to be impacted by rising interest rates. The Bank maintains its entire investment portfolio within the available-for-sale category.

"A number of factors, including fruits of our multiyear growth strategy, ongoing consolidation of the local banking sector, and continued dedication to our customer base combined to produce outstanding results in the most recent quarter,” said Orange County Bancorp President and CEO Michael Gilfeather. “They also set a firm foundation for growth as we continue to secure our position as the leading business bank in the regions in which we operate.
When we began repositioning the Bank several years ago, it was clear local businesses would benefit from and recognize the value of a financial partner committed to understanding their needs and nuances of the local economy, and that would remain steadfast when others might waver. This strategy has paid off handsomely and been made more successful by the consolidation of several large competitors which have enabled us to hire experienced and talented personnel and access some of the region’s largest businesses. Coupled with our unparalleled customer service, these action set the groundwork for record earnings of $7.9 million this quarter, up $2.3 million, or more than 40%, over the same period last year.
Access to an expanded, larger company customer base has increased our pipeline of quality lending opportunities. This resulted in $256.3 million in new loan origination in Q3, to a total of $1.5 billion, a nearly 20% increase over the same period last year.  As important as loan origination is to our growth, access to low volatility, cost effective deposits is equally critical to sustain growth and profitability.  For the quarter, total deposits reached $2.2 billion, up $273.2 million, or 14.3%, over the same quarter last year.  As widely discussed, the Federal Reserve’s continued battle against inflation has resulted in higher interest rates on loans and deposits.  By actively managing both loans and deposits as well as certain advantages associated with an asset-sensitive balance sheet, we were able to expand net interest margin over 17%, to 3.70%, by quarter’s end.
Wealth management revenues, including our Trust and Asset management businesses, saw quarterly revenues of $2.26 million, down slightly from $2.41 million the prior year.  Fee income in these businesses is directly tied to assets under management, which fluctuate with broader market valuations.  While we hope and intend to grow these revenues over time, given recent weakness in both the stock and bond markets, this quarter’s modest decline is a credit to the resiliency and professionalism of our Wealth Management division.
Being the premier business bank in our region clearly doesn’t insulate us from risks to the broader economy. So even as local economic activity remains strong, we know the effects of rising interest rates and inflation are impacting our clients and cannot be ignored.  In times like these, we believe knowledge of our customers and the markets we serve, expansion of the size and quality of our client base, vigilance regarding underwriting standards, and effective oversight of loans once made, is critical to managing risks, and making timely adjustments before issues become problematic.  Adherence to these basic ideas has been foundational to our success and would be impossible without the continued dedication and commitment of our employees. I thank them, once again, for their tireless efforts, which continue to position us for success.”

Third Quarter and First Nine Months of 2022 Financial Review
Net Income
Net income for the third quarter of 2022 was $7.9 million, an increase of approximately $2.3 million, or 40.8%, versus net income of $5.6 million for the third quarter of 2021. The increase was due primarily to an increase in net interest income during the quarter.  Net income for the nine months ended September 30, 2022 was $15.3 million, as compared to $15.8 million for the same period in 2021. The slight decrease was due primarily to an increased provision for loan losses in the second quarter of 2022 associated with loan growth and impairments within the syndicated loan portfolio.
Net Interest Income
For the three months ended September 30, 2022, net interest income increased $5.5 million, or 34.9%, to $21.4 million, versus $15.9 million during the same period in 2021.  For the nine months ended September 30, 2022, net interest income increased $11.0 million, or 24.9%, over the first nine months of 2021.  These increases absorbed a significant decline in interest income from PPP loans recognized in 2021, which drove net interest income during both 2021 periods.
Total interest income rose $6.0 million, or 35.5%, to $22.8 million for the three months ended September 30, 2022, compared to $16.9 million for the three months ended September 30, 2021.  The increase in interest income was primarily due to increased interest and fees associated with loan growth, as well as an increase of approximately 112.8% in interest income associated with higher levels of investment securities.  The securities-related increase reflects the deployment of excess liquidity to realize incremental investment earnings.  For the nine months ended September 30, 2022, total interest income rose $11.3 million, or 23.9%, to $59.0 million, as compared to $47.3 million for the nine months ended September 30, 2021.
Total interest expense increased $440 thousand in the third quarter of 2022, to $1.4 million, as compared to $980 thousand in the third quarter of 2021.  The increase reflects the impact of rising interest rates on deposit products during the quarter. The control of interest expense has been a focus area for management in 2022, as significant additional rate increases are anticipated from continued increases in short-term interest rates resulting from Federal Reserve tightening policies.  During the nine months ended September 30, 2022, total interest expense increased $304 thousand, or 10.0%, to $3.3 million, as compared to $3.0 million for the nine months ended September 30, 2021.
Provision for Loan Losses
The Company recognized a provision for loan losses of $2.1 million for the three months ended September 30, 2022, compared to $1.0 million for the three months ended September 30, 2021.  The increased provision reflects reserves associated with continued growth of the loan portfolio as well as additional reserves for potential impairments within the syndicated loan portfolio.  Syndicated loans represent less than 4.5% of total loans at September 30, 2022.  The allowance for loan losses to total loans was 1.48% as of September 30, 2022, an increase of 11 basis points, or 8.0%, versus 1.37% as of December 31, 2021. For the nine months ended September 30, 2022, the provision for loan losses totaled $8.5 million as compared to $1.9 million for the nine months ended September 30, 2021.

Non-Interest Income
Non-interest income remained stable at $2.9 million for third quarter 2022 as compared to $3.0 million for the third quarter 2021.  With assets-under-management of approximately $1.1 billion at September 30, 2022, non-interest income continues to be supported by the success of the Bank’s trust operations and HVIA asset management activities.  Additionally, the Company experienced increased earnings from the BOLI investment during the quarter.  For the nine months ended September 30, 2022, non-interest income experienced a slight decrease of approximately $33 thousand, generating approximately $8.9 million for each of the nine-month periods ended September 30, 2022 and 2021, respectively.
Non-Interest Expense
Non-interest expense was $12.6 million for the third quarter of 2022, reflecting an increase of approximately $1.6 million, or 14.4%, as compared to $11.0 million for the same period in 2021. The increase in non-interest expense for the current three-month period was due to continued investment in Company growth, including increases in compensation and benefit costs, occupancy costs, information technology, and deposit insurance.  The 2022 third quarter includes the full impact of costs associated with our newest locations in the Bronx and Nanuet, NY.  Our efficiency ratio was 51.6% for the three months ended September 30, 2022, down from 58.0% for the same period in 2021.  For the nine months ended September 30, 2022, our efficiency ratio was 57.5% as compared to 59.7% for the same period in 2021.
Income Tax Expense
Our provision for income taxes for the three months ended September 30, 2022 was $1.9 million, compared to $1.4 million for the same period in 2021. The increase for the current period was due mainly to an increase in income before income taxes during the quarter. Our effective tax rate for the three-month period ended September 30, 2022 was 19.1%, as compared to 19.5% for the same period in 2021. For the nine months ended September 30, 2022, our provision for income taxes was $3.5 million, as compared to $3.8 million for the nine months ended September 30, 2021.  Our effective tax rate for the nine-month period ended September 30, 2022 was 18.5%, as compared to 19.3% for the same period in 2021.  The reduction in effective tax rates for the 2022 third quarter and nine-month periods is due mainly to the increase in proportion of non-taxable revenue (tax-exempt interest income and earnings on bank owned life insurance) compared with total pre-tax income.

Financial Condition
Total consolidated assets increased $225.8 million, or 10.5%, from $2.1 billion at December 31, 2021 to $2.4 billion at September 30, 2022. The increase was driven mainly by growth in loans, deposits, and investment securities.
Total cash and due from banks decreased from $306.2 million at December 31, 2021, to $180.3 million at September 30, 2022, a decrease of approximately $125.9 million, or 41.1%.  This decrease resulted primarily from increased loan growth in 2022 as well as management’s continued focus on the deployment of excess cash into investments and attraction of lower cost deposits.
Total investment securities rose $83.6 million, or 17.9%, from $467.0 million at December 31, 2021 to $550.7 million at September 30, 2022. The increase was due to purchases of investment securities, offset by an increase in unrealized losses on investment securities since December 31, 2021 as well as paydowns and maturities during the period.
Total loans increased $256.3 million, or 19.8%, from $1.3 billion at December 31, 2021 to more than $1.5 billion at September 30, 2022.  The increase was due primarily to $206.6 million of commercial real estate loan growth and $60.7 million of commercial real estate construction loan growth.  PPP loans fell $36.2 million, to $1.9 million at September 30, 2022 from $38.1 million at December 31, 2021. Most of the remaining PPP loan balance is subject to SBA loan forgiveness.
Total deposits grew $273.2 million, to $2.2 billion at September 30, 2022, from $1.9 billion at December 31, 2021.  This increase was driven by continued success in business account development, attorney trust deposit growth and increased deposit levels for local municipal accounts. At September 30, 2022, 52.0% of total deposits were demand deposit accounts (including NOW accounts).
Stockholders’ equity experienced a decrease of approximately $46.6 million, to $136.2 million at September 30, 2022, from $182.8 million at December 31, 2021. The decrease was primarily due to a $58.9 million of unrealized losses on the market value of investment securities recognized within the Company’s equity as accumulated other comprehensive income (loss) (“AOCI”), net of taxes, as a result of the increase in market interest rates. Offsetting the AOCI fluctuation, the Bank recognized an increase in retained earnings of approximately $15.3 million associated with earnings during the nine months ended September 30, 2022, net of dividends paid.
At September 30, 2022, the Bank maintained capital ratios in excess of regulatory standards for well capitalized institutions.  The Bank’s Tier 1 capital to average assets ratio was 8.57%, both common equity and Tier 1 capital to risk weighted assets were 12.35%, and total capital to risk weighted assets was 13.60%.  These ratios included contributions of approximately $27.5 million of capital at the Bank level representing roughly half of the net proceeds from the Company’s public offering of common stock during 2021.
Asset Quality
At September 30, 2022, the Bank had total non-performing loans of $10.2 million, or 0.66% of total loans, which included $3.3 million of Troubled Debt Restructured Loans (“TDRs”). The latter represents 0.22% of total loans and was relatively level as compared with $3.6 million at December 31, 2021.  Accruing loans delinquent greater than 90 days experienced a decrease and totaled $865 thousand as of September 30, 2022, as compared to $1.4 million at December 31, 2021.

Non-GAAP Financial Measure Reconciliation
The following table reconciles, as of the dates set forth below, stockholders’ equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	September 30, 2022	December 31, 2021
	(Dollars in thousands except for share data)
Tangible Common Equity:
Total stockholders’ equity	$ 136,190	$ 182,836
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,464)	(1,678)
Tangible common equity	$ 129,367	$ 175,799
Common shares outstanding	5,642,121	5,637,376
Book value per common share	$ 24.14	$ 32.43
Tangible book value per common share	$ 22.93	$ 31.18

Tangible Assets
Total assets	$ 2,368,370	$ 2,142,583
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,464)	(1,678)
Tangible assets	$ 2,361,547	$ 2,135,546
Tangible common equity to tangible assets	5.48%	8.23%

About Orange County Bancorp, Inc.
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to more than $2.3 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, inflation, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:
Robert L. Peacock
SEVP Chief Financial Officer
rpeacock@orangebanktrust.com
Phone: (845) 341-5005

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(UNAUDITED)
(Dollar Amounts in thousands except per share data)

	September 30, 2022	December 31, 2021

ASSETS

Cash and due from banks	$ 180,249	$ 306,179
Investment securities - available-for-sale	547,272	464,797
Restricted investment in bank stocks	3,382	2,217
Loans	1,547,704	1,291,428
Allowance for loan losses	(22,888)	(17,661)
Loans, net	1,524,816	1,273,767

Premises and equipment, net	14,596	14,601
Accrued interest receivable	5,554	6,643
Bank owned life insurance	40,222	39,513
Goodwill	5,359	5,359
Intangible assets	1,464	1,678
Other assets	45,456	27,829

TOTAL ASSETS	$ 2,368,370	$ 2,142,583

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest bearing	$ 788,106	701,645
Interest bearing	1,399,447	1,212,739
Total deposits	2,187,553	1,914,384

Note payable	3,000	3,000
Subordinated notes, net of issuance costs	19,431	19,376
Accrued expenses and other liabilities	22,196	22,987

TOTAL LIABILITIES	2,232,180	1,959,747

STOCKHOLDERS' EQUITY

Common stock, $0.50 par value; 15,000,000 shares authorized;
5,683,304 issued; 5,642,121 and 5,637,376 outstanding,
at September 30 and December 31, 2021, respectively	2,842	2,842
Surplus	120,068	119,825
Retained Earnings	76,860	64,941
Accumulated other comprehensive income (loss), net of taxes	(62,315)	(3,443)
Treasury stock, at cost; 41,183 and 45,928 shares at September 30,
2022 and December 31, 2021, respectively	(1,265)	(1,329)
TOTAL STOCKHOLDERS' EQUITY	136,190	182,836

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,368,370	$ 2,142,583

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Dollar Amounts in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
INTEREST INCOME
Interest and fees on loans	$ 18,113	$ 15,104	$ 48,319	$ 42,364
Interest on investment securities:
Taxable	2,848	1,213	6,735	3,497
Tax exempt	621	417	1,655	1,189
Interest on Federal funds sold and other	1,259	126	1,886	230

TOTAL INTEREST INCOME	22,841	16,860	58,595	47,280

INTEREST EXPENSE
Savings and NOW accounts	1,099	591	2,320	1,801
Time deposits	55	117	194	412
FHLB advances	—	—	—	—
Note payable	42	42	126	126
Subordinated notes	230	230	692	689
TOTAL INTEREST EXPENSE	1,426	980	3,332	3,028

NET INTEREST INCOME	21,415	15,880	55,263	44,252

Provision for loan losses	2,084	1,008	8,517	1,883
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	19,331	14,872	46,746	42,369

NONINTEREST INCOME
Service charges on deposit accounts	182	166	511	499
Trust income	1,176	1,230	3,569	3,537
Investment advisory income	1,085	1,176	3,385	3,588
Investment securities gains(losses)	(12)	—	(12)	—
Earnings on bank owned life insurance	240	209	709	554
Gain on the sale of other real estate owned	—	—	—	—
Other	262	247	753	770
TOTAL NONINTEREST INCOME	2,933	3,028	8,915	8,948

NONINTEREST EXPENSE
Salaries	5,863	4,970	16,631	14,243
Employee benefits	1,483	958	4,258	2,960
Occupancy expense	1,063	1,024	3,391	2,956
Professional fees	766	880	2,885	2,810
Directors' fees and expenses	249	251	754	745
Computer software expense	1,276	1,120	3,629	3,209
FDIC assessment	384	333	1,006	889
Advertising expenses	372	297	1,127	865
Advisor expenses related to trust income	28	134	186	395
Telephone expenses	192	150	505	420
Intangible amortization	71	71	214	214
Other	808	785	2,322	2,050
TOTAL NONINTEREST EXPENSE	12,555	10,973	36,908	31,756

Income before income taxes	9,709	6,927	18,753	19,561

Provision for income taxes	1,856	1,351	3,460	3,767
NET INCOME	$ 7,853	$ 5,576	$ 15,293	$ 15,794

Basic and diluted earnings per share	$ 1.40	$ 1.06	$ 2.72	$ 3.33

Weighted average shares outstanding	5,623,172	5,249,876	5,619,897	4,743,348

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Three Months Ended September 30,
	2022			2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,498,425	$ 18,041	4.78%	$ 1,186,181	$ 13,306	4.45%
PPP Loans	2,578	72	11.08%	88,030	1,798	8.10%
Investment securities	562,655	3,418	2.41%	393,848	1,607	1.62%
Due from banks	230,077	1,259	2.17%	320,692	126	0.16%
Other	3,252	51	6.22%	2,128	23	4.29%
Total interest earning assets	2,296,987	22,841	3.95%	1,990,879	16,860	3.36%
Non-interest earning assets	90,084			88,228
Total assets	$ 2,387,071			$ 2,079,107

Liabilities and equity:
Interest-bearing demand accounts	$ 352,950	$ 126	0.14%	$ 296,464	$ 82	0.11%
Money market accounts	738,502	811	0.44%	646,263	450	0.28%
Savings accounts	234,273	162	0.27%	181,477	59	0.13%
Certificates of deposit	71,859	55	0.30%	84,580	117	0.55%
Total interest-bearing deposits	1,397,584	1,154	0.33%	1,208,784	708	0.23%
FHLB Advances and other borrowings	—	—	—%	—	—	—%
Note payable	3,000	42	5.55%	3,000	42	5.55%
Subordinated notes	19,420	230	4.70%	19,364	230	4.71%
Total interest bearing liabilities	1,420,004	1,426	0.40%	1,231,148	980	0.32%
Non-interest bearing demand accounts	795,797			663,799
Other non-interest bearing liabilities	19,570			18,273
Total liabilities	2,235,371			1,913,220
Total shareholders' equity	151,700			165,887
Total liabilities and shareholders' equity	$ 2,387,071			$ 2,079,107

Net interest income		$ 21,415			$ 15,880
Interest rate spread [1]			3.55%			3.04%
Net interest margin [2]			3.70%			3.16%
Average interest earning assets to interest-bearing liabilities	161.8%			161.7%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Nine Months Ended September 30,
	2022			2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,383,180	$ 47,405	4.58%	$ 1,140,118	$ 38,192	4.49%
PPP Loans	11,822	914	10.34%	100,634	4,172	5.54%
Investment securities	518,943	8,263	2.13%	365,552	4,621	1.69%
Due from banks	310,511	1,886	0.81%	256,640	230	0.12%
Other	2,912	127	5.83%	1,897	65	4.59%
Total interest earning assets	2,227,368	58,595	3.52%	1,864,841	47,280	3.40%
Non-interest earning assets	89,377			83,741
Total assets	$ 2,316,745			$ 1,948,582

Liabilities and equity:
Interest-bearing demand accounts	$ 358,820	$ 309	0.12%	$ 278,670	$ 247	0.12%
Money market accounts	698,128	1,691	0.32%	604,674	1,389	0.31%
Savings accounts	225,111	320	0.19%	174,828	164	0.13%
Certificates of deposit	75,396	194	0.34%	87,948	412	0.63%
Total interest-bearing deposits	1,357,455	2,514	0.25%	1,146,120	2,212	0.26%
FHLB Advances and other borrowings	1	0	0.27%	1	0	0.40%
Note payable	3,000	126	5.62%	3,000	126	5.63%
Subordinated notes	19,401	692	4.77%	19,566	690	4.73%
Total interest bearing liabilities	1,379,857	3,332	0.32%	1,168,687	3,028	0.35%
Non-interest bearing demand accounts	753,907			615,090
Other non-interest bearing liabilities	20,317			18,295
Total liabilities	2,154,081			1,802,072
Total shareholders' equity	162,664			146,510
Total liabilities and shareholders' equity	$ 2,316,745			$ 1,948,582

Net interest income		$ 55,263			$ 44,252
Interest rate spread [1]			3.19%			3.05%
Net interest margin [2]			3.32%			3.17%
Average interest earning assets to interest-bearing liabilities	161.4%			159.6%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
SELECTED RATIOS AND OTHER DATA
(UNAUDITED)

	Three Months Ended September 30, (1)		Nine Months Ended September 30,
	2022	2021	2022	2021
Performance Ratios:
Return on average assets (1)	1.32%	1.07%	0.88%	1.08%
Return on average equity (1)	20.71%	13.45%	12.54%	14.37%
Interest rate spread (2)	3.55%	3.04%	3.19%	3.05%
Net interest margin (3)	3.70%	3.16%	3.32%	3.17%
Dividend payout ratio (4)	14.32%	18.83%	22.05%	18.02%
Non-interest income to average total assets	0.49%	0.58%	0.51%	0.61%
Non-interest expenses to average total assets	2.10%	2.11%	2.12%	2.17%
Average interest-earning assets to average interest-bearing liabilities	161.76%	161.71%	161.42%	159.57%

	At	At
	September 30, 2022	December 31, 2021
Asset Quality Ratios:
Non-performing assets to total assets	0.43%	0.28%
Non-performing loans to total loans	0.66%	0.46%
Allowance for loan losses to non-performing loans	224.57%	296.67%
Allowance for loan losses to total loans	1.48%	1.37%

Capital Ratios (5):
Total capital (to risk-weighted assets)	13.60%	14.12%
Tier 1 capital (to risk-weighted assets)	12.35%	12.87%
Common equity tier 1 capital (to risk-weighted assets)	12.35%	12.87%
Tier 1 capital (to average assets)	8.57%	8.15%

Notes:
(1)	Annualized for the three and nine month periods ended September 30, 2022 and 2021, respectively.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the periods.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the periods.
(4)	The dividend payout ratio represents dividends paid per share divided by net income per share.
(5) Ratios are for the Bank only.

ORANGE COUNTY BANCORP, INC.
SELECTED OPERATING DATA
(UNAUDITED)
(Dollar Amounts in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended Sept 30,
	2022	2021	2022	2021
Interest income	$ 22,841	$ 16,860	$ 58,595	$ 47,280
Interest expense	1,426	980	3,332	3,028
Net interest income	21,415	15,880	55,263	44,252
Provision for loan losses	2,084	1,008	8,517	1,883
Net interest income after provision for loan losses	19,331	14,872	46,746	42,369
Noninterest income	2,933	3,028	8,915	8,948
Noninterest expenses	12,555	10,973	36,908	31,756
Income before income taxes	9,709	6,927	18,753	19,561
Provision for income taxes	1,856	1,351	3,460	3,767
Net income	$ 7,853	$ 5,576	$ 15,293	$ 15,794

Basic and diluted earnings per share	$ 1.40	$ 1.06	$ 2.72	$ 3.33
Weighted average common shares outstanding	5,623,172	5,249,876	5,619,897	4,743,348

	At	At
	September 30, 2022	September 30, 2021
Book value per share	$ 24.14	$ 32.04
Net tangible book value per share (1)	$ 22.93	$ 50.78
Outstanding common shares	5,642,121	5,637,376

Notes:
(1)      Net tangible book value represents the amount of total tangible assets reduced by our total liabilities. Tangible assets are calculated by reducing total assets, as defined by GAAP, by $5,359 in goodwill and $1,464, and $1,749 in other intangible assets for September 30, 2022 and September 30, 2021, respectively.

ORANGE COUNTY BANCORP, INC.
LOAN COMPOSITION
(UNAUDITED)
(Dollar Amounts in thousands)
	At September 30, 2022		At December 31, 2021
	Amount	Percent	Amount	Percent
Commercial and industrial (a)	$ 251,293	16.24%	$ 268,508	20.79%
Commercial real estate	1,059,821	68.48%	852,707	66.03%
Commercial real estate construction	132,945	8.59%	72,250	5.59%
Residential real estate	73,552	4.75%	65,248	5.05%
Home equity	12,750	0.82%	13,638	1.06%
Consumer	17,343	1.12%	19,077	1.48%
Total loans	1,547,704	100.00%	1,291,428	100.00%
Allowance for loan losses	22,888		17,661
Total loans, net	$ 1,524,816		$ 1,273,767

(a) - Includes PPP loans of:	$ 1,897		$ 38,114

ORANGE COUNTY BANCORP, INC.
DEPOSITS BY ACCOUNT TYPE
(UNAUDITED)
(Dollar Amounts in thousands)
	At September 30, 2022			At December 31, 2021
	Amount	Percent	Average Rate	Amount	Percent	Average Rate
Noninterest-bearing demand accounts	$ 788,106	36.03%	0.00%	$ 701,645	36.65%	0.00%
Interest bearing demand accounts	349,755	15.99%	0.15%	301,596	15.75%	0.11%
Money market accounts	743,581	33.99%	0.52%	615,111	32.14%	0.26%
Savings accounts	236,061	10.79%	0.33%	213,592	11.16%	0.14%
Certificates of Deposit	70,050	3.20%	0.35%	82,440	4.31%	0.46%
Total	$ 2,187,553	100.00%	0.25%	$ 1,914,384	100.00%	0.14%

ORANGE COUNTY BANCORP, INC.
NON-PERFORMING ASSETS
(UNAUDITED)
Dollar Amounts in thousands)

	September 30, 2022	December 31, 2021

Non-accrual loans:
Commercial and industrial	$ 4,170	$ —
Commercial real estate	3,958	3,928
Commercial real estate construction	—	—
Residential real estate	1,146	578
Home equity	53	50
Consumer	—	4
Total non-accrual loans [1]	9,327	4,560
Accruing loans 90 days or more past due:
Commercial and industrial	409	720
Commercial real estate	—	465
Commercial real estate construction	—	—
Residential real estate	—	—
Home equity	—	—
Consumer	456	208
Total loans 90 days or more past due	865	1,393
Total non-performing loans	10,192	5,953
Other real estate owned	—	—
Other non-performing assets	—	—
Total non-performing assets	$ 10,192	$ 5,953

Ratios:
Total non-performing loans to total loans	0.66%	0.46%
Total non-performing loans to total assets	0.43%	0.28%
Total non-performing assets to total assets	0.43%	0.28%

Notes:
1 - Includes non-accruing TDRs:	$ 3,345	$ 3,570